Exhibit 99

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:
Investor Relations
804.289.9709

THE BRINK’S COMPANY REPORTS
THIRD-QUARTER EARNINGS

Profits Rise at Brink’s, Incorporated and Brink’s Home Security

RICHMOND, Va., October 31, 2007– The Brink’s Company (NYSE: BCO), a global provider of security-related services, reported third-quarter income from continuing operations of $30.0 million or 64 cents per share, up from $25.7 million or 54 cents per share in last year’s third quarter.  The increased earnings were driven primarily by growth at Brink’s, Incorporated (“Brink’s”) and Brink’s Home Security (“BHS”) and lower postretirement benefit costs from former operations.
Results for the current and prior periods have been revised to report the performance of the company’s U.K.-based cash handling operations, which were sold in August 2007, within discontinued operations.
This year’s third-quarter results include a net gain at Brink’s of $1.0 million (1 cent per share after taxes) from insurance proceeds related to Hurricane Katrina, $2.5 million (3 cents per share after taxes) in legal settlement expenses at BHS, and an impairment charge of $2.0 million (4 cents per share after taxes) related to a write-down of assets within Brink’s cash handling operations in a European country.
Year-ago results include a pretax charge of $1.2 million (3 cents per share after taxes) related to restructuring activities in the Brink’s operation in Australia.
The effective tax rate in each year’s third quarter was higher than the first half of each year due to changes in the mix of expected income and losses by jurisdiction and adjustments to tax assets and liabilities.

Third-quarter revenue was $817.0 million, up 15.2% (10% on a constant currency basis) from $709.5 million in the third quarter of 2006.  Operating profit increased to $60.5 million, up 11.2 % from $54.4 million in the year-ago period.  The impact on operating profits of changes in foreign currencies was not significant.
Michael T. Dan, chairman, president and chief executive officer of The Brink’s Company, said: “From an operating perspective, The Brink’s Company had another solid quarter, with both security units contributing to the improved results.  As we begin the fourth quarter, we remain on track to meet almost all of our 2007 financial goals.  Brink’s should exceed its 2007 revenue growth rate target, which is in the high-single-digit percentage range.  The annual operating profit margin target for 2007 remains above 7%.  Our preliminary 2008 goals for Brink’s include percentage revenue growth in the high-single-digit range with operating profit margins above 7.5%.
“Despite ongoing weakness in the housing sector, BHS should achieve its full-year goal of revenue and profit growth above 10%.  The 2007 annual subscriber growth rate is expected to be about 9%.  Looking ahead to 2008, and assuming little or no recovery in housing, we think we can still show solid growth in our subscriber base, although it should again be less than 10%.  Revenue and profit growth in 2008 should continue to be at or near the 10% range.
“We will continue to invest in the growth of our core security businesses as we pursue opportunities to leverage the Brink’s brand into new security-related markets.  While we face near-term challenges, we are confident that our strategy will extend The Brink’s Company’s demonstrated record of substantial value creation for all of its shareholders.”

Business Unit Performance: Third-Quarter 2007 Versus 2006

Brink’s, Incorporated (“Brink’s”)
Brink’s, the company’s secure transportation and cash management unit, had third-quarter revenue of $692.7 million, up 15.9% (10% on a constant currency basis) from $597.9 million in the year-ago quarter.  Operating profit was $53.0 million, up 3.9% from $51.0 million last year.  The improved results were due primarily to continued solid performance in Latin America, although the rate of profit growth moderated versus the year-ago quarter.  The third-quarter operating profit margin was 7.7%, down from the strong 8.5% level in the year-ago quarter on lower margins in North America and the Europe, Middle East and Africa region.

Capital expenditures during the quarter totaled $35.9 million, bringing year-to-date capital spending to $93.2 million.  Full-year capital expenditures for 2007 at Brink’s are expected to be between $135 million and $145 million.

Brink’s North America
Third-quarter revenue in North America was $224.2 million, up 7.8% from $207.9 million in the third quarter of 2006.  Operating profit was $17.8 million, up 4.1% from $17.1 million in the year-ago quarter.  Results in 2007 include a $1.0 million benefit from the final settlement of insurance claims related to Hurricane Katrina.  The operating profit margin for the quarter was 7.9%, down from 8.2% in last year’s third quarter due primarily to higher sales and marketing expenses and lower revenue and profits from Global Services.

Brink’s International
Third-quarter revenue from international operations was $468.5 million, up 20.1% (12% on a constant currency basis) from $390.0 million in 2006, reflecting increases in all regions.  Third-quarter operating profit rose 3.8% to $35.2 million, up from $33.9 million last year.  The improvement was due primarily to continuing strength in Latin America.  The operating profit margin for international operations was 7.5%, down from 8.7% in last year’s third quarter due to lower results in Europe.
EMEA (Europe, Middle East, Africa):   Third-quarter revenue for EMEA was $306.1 million, up 17.7% (9% on a constant currency basis) from $260.1 million in 2006.  Operating profit declined compared to the year-ago quarter due primarily to weaker performance in several European countries and a $2.0 million charge related to a write-down of leasehold improvements and vehicles in a European country.  The operating environment in Europe continues to be challenging due to several factors including competitive pricing pressures, various regulatory and labor issues, and higher security threats.  The company is highly focused on turnaround efforts in underperforming countries and will continue its aggressive pursuit of operating efficiencies.
In August, the company’s U.K.-based cash handling operations were sold.  Results from the divested operations are included in discontinued operations.  Brink’s continues to operate its London-based Global Services business.
Latin America:   Third-quarter revenue in Latin America increased 28.2% (20% on a constant currency basis) to $147.1 million, up from $114.7 million in 2006.  Operating profit showed a significant year-over-year increase due to continued growth in several countries.  However, the overall operating margin in 2007 was slightly lower than a year ago.
Asia-Pacific:   Third-quarter revenue in Asia-Pacific was $15.3 million versus $15.2 million last year.  Operating profit increased over the year-ago period, which included a charge of $1.2 million related to the loss of a customer in Australia.

Brink’s Home Security (“BHS”)
Third-quarter revenue at BHS rose 11.4% to $124.3 million, up from $111.6 million in 2006 due primarily to continued growth in the subscriber base and higher average monitoring rates.  BHS ended the quarter with approximately 1.2 million subscribers, up 9.3% from the year-ago level.  Monthly recurring revenue rose 14.2% to $36.3 million (see Non-GAAP Reconciliations for a reconciliation of monthly recurring revenue to reported revenue).
Operating profit was $25.5 million, up 9.0% from $23.4 million last year.  The profit improvement was due primarily to continued growth in the customer base, aggressive cost controls, and lower expenses resulting from reduced activity in Brink’s Home Technologies, partially offset by higher marketing and advertising expenses and $2.5 million in legal settlement expenses.  The resulting third-quarter operating profit margin of 20.5% was down about 50 basis points from last year.
BHS installed approximately 45,700 systems for new customers during the quarter, a year-over-year installation growth rate of 1.6%, and had approximately 20,600 disconnects.  The low installation growth rate reflects ongoing weakness in the housing market.  As a result, full-year growth in the subscriber base is expected to be approximately 9% in 2007.  Annual revenue and profit growth is expected to exceed 10%.
The annualized disconnect rate of 6.9% for the quarter decreased from the year-ago rate of 7.1%.  The full-year disconnect rate in 2007 is expected to range between 6.5% and 7.0%.
Third-quarter capital expenditures at BHS totaled $47.3 million, bringing year-to-date capital spending up to $135.2 million.  Full-year capital expenditures at BHS in 2007 are expected to be between $175 million and $185 million.

Recent Events
On September 14, the board of directors authorized the purchase of up to $100 million of the company’s outstanding common shares.  No shares were purchased by the company during the third quarter.

Costs Related to Former Operations Included in Continuing Operations
Third-quarter expenses related to former operations totaled $3.7 million, down from $6.1 million in 2006 due primarily to lower postretirement medical expenses.  The company has a Voluntary Employees’ Beneficiary Association trust (“VEBA”), which is an investment vehicle used to fund the company’s obligations for company-sponsored medical coverage for former coal miners and their dependents.   The VEBA had assets valued at approximately $478 million on September 30, 2007.

Taxes
The effective income tax rate of 44.7% for the third quarter of 2007 was higher than the 38.4% rate in the first half due to changes in assets and liabilities resulting from revisions to tax laws and audit results, changes in accruals for uncertain income tax positions, and a change in the mix of expected income and losses by jurisdiction.  The effective income tax rate of 45.5% for the same quarter last year was also higher than that for the first half of 2006 due primarily to a change in the mix of expected income and losses by jurisdiction.
The effective income tax rate of 40.5% for the nine-month period in 2007 was lower than the year-ago rate of 43.3% largely because FASB Interpretation 48 (FIN 48), which became effective this year, established different measurement criteria for uncertain income tax positions.  The company expects the effective tax rate for the full year to be in the range of 39% to 41%.

Discontinued Operations
Third-quarter loss from discontinued operations was $4.1 million or 8 cents per share versus a gain of $0.8 million or 2 cents per share in the third quarter of 2006.  The loss in 2007 was related primarily to the U.K. domestic cash handling operations that were sold during the quarter.

Net Income
Third-quarter net income, which includes results from continuing and discontinued operations, was $25.9 million or $0.55 per share versus $26.5 million or $0.56 per share in 2006.

This release contains both historical and forward-looking information.   Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this document includes, but is not limited to, expected revenue growth and profit for The Brink’s Company and its subsidiaries in 2007 and 2008, including annual percentage revenue growth and operating profit margin at Brink’s and revenue, profit and subscriber growth at BHS, business growth and the exploration of new strategic opportunities, the expansion of the Brink’s brand into new markets, expected capital expenditures for 2007, statements regarding turnaround efforts and the aggressive pursuit of operating efficiencies in European countries, the disconnect rate at BHS, and the anticipated annual effective tax rate for 2007. The forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies that could cause actual results to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond the control of The Brink’s Company and its subsidiaries, include, but are not limited to the ability to identify and execute further cost and operational improvements and efficiencies in the core businesses, the ability of the businesses to meet demand appropriately, the impact of actions responding to current market conditions in EMEA, domestic and international demand for services of the subsidiaries of The Brink’s Company, pricing and other competitive factors, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, positions taken by insurers with respect to claims made and the financial condition of insurers, Brink’s loss experience, changes in insurance costs, costs associated with information technology and other ongoing contractual obligations, the willingness of police departments to respond to alarms, the number of household moves, the level of home sales or new home construction, labor relations, safety and security performance, the company’s ability to identify strategic opportunities and integrate them successfully, the company’s tax position, the cash, debt position and growth needs of the company, the funding levels and investment performance of the company’s pension plans and the VEBA, retirement experience, changes in mortality and morbidity assumptions, changes in employee obligations, overall domestic and international economic, political, social and business conditions, capital markets performance, the strength of the U.S. dollar relative to foreign currencies, changes in inflation rates (including medical inflation) and interest rates, mandatory or voluntary pension plan contributions, the impact of continuing initiatives to control costs and increase profitability, pricing and other competitive industry factors, fuel and copper prices, new government regulations, legislative initiatives, judicial decisions, variations in costs or expenses and the ability of counterparties to perform.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is a global leader in security-related services that operates two businesses: Brink’s, Incorporated and Brink’s Home Security.  Brink’s, Incorporated is the world’s premier provider of secure transportation and cash management services.  Brink’s Home Security is one of the largest and most successful residential alarm companies in North America.  For more information, please visit The Brink’s Company website at www.brinkscompany.com or call toll free 877-275-7488.

Conference Call
The Brink’s Company will host a conference call today, October 31, at 11:00 a.m. eastern time to discuss this press release. Interested parties can listen to the conference call by dialing (877) 407-0778 (domestic) or (201) 689-8565 (international), or via live webcast at www.brinkscompany.com. Please dial in at least five minutes prior to the start of the call. Dial-in replay will be available through November 14, 2007, by calling (877) 660-6853 (domestic) or (201) 612-7415 (international).  The conference account number is 286 and the conference ID for the replay is 258006.  A webcast replay will also be available at www.brinkscompany.com.

THE BRINK’S COMPANY
and subsidiaries

Condensed Consolidated Statements of Operations
 (Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In millions, except per share amounts)	2007	2006	2007	2006
Revenues	$817.0	709.5	2,336.2	2,048.2

Expenses:
Operating expenses	624.7	537.5	1,791.8	1,573.8
Selling, general and administrative expenses	130.0	119.5	363.0	334.1
Total expenses	754.7	657.0	2,154.8	1,907.9
Other operating income (expense), net	(1.8)	1.9	2.6	5.0

Operating profit	60.5	54.4	184.0	145.3

Interest expense	(2.5)	(3.7)	(8.0)	(10.0)
Interest and other income, net	3.0	4.0	6.7	14.1
Income from continuing operations before income taxes and
minority interest	61.0	54.7	182.7	149.4
Provision for income taxes	27.3	24.9	74.0	64.7
Minority interest	3.7	4.1	14.5	11.2

Income from continuing operations	30.0	25.7	94.2	73.5

Income (loss) from discontinued operations, net of tax	(4.1)	0.8	(11.3)	387.1

Net income	$25.9	26.5	82.9	460.6

Basic earnings per common share:
Continuing operations	$0.64	0.55	2.02	1.44
Discontinued operations	(0.09)	0.02	(0.24)	7.56
Net income	0.56	0.57	1.78	8.99

Diluted earnings per common share:
Continuing operations	$0.64	0.54	2.00	1.42
Discontinued operations	(0.08)	0.02	(0.24)	7.48
Net income	0.55	0.56	1.76	8.91

Weighted-average common shares outstanding:
Basic	46.6	46.7	46.5	51.2
Diluted	47.1	47.2	47.0	51.7

THE BRINK’S COMPANY
and subsidiaries
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In millions)	2007	2006	2007	2006
Segment Information

Revenues:
Brink’s	$692.7	597.9	1,977.8	1,722.2
Brinks Home Security	124.3	111.6	358.4	326.0
Revenues	$817.0	709.5	2,336.2	2,048.2

Operating profit
Brink’s	$53.0	51.0	146.9	129.3
Brinks Home Security	25.5	23.4	84.5	71.3
Business segments	78.5	74.4	231.4	200.6
Corporate	(14.3)	(13.9)	(36.8)	(36.1)
Former operations	(3.7)	(6.1)	(10.6)	(19.2)
Operating profit	$60.5	54.4	184.0	145.3

Supplemental Financial Information

Brink’s:
Revenues:
North America	$224.2	207.9	654.5	614.7
International	468.5	390.0	1,323.3	1,107.5
Revenues	$692.7	597.9	1,977.8	1,722.2
Operating profit:
North America	$17.8	17.1	50.8	52.1
International	35.2	33.9	96.1	77.2
Operating profit	$53.0	51.0	146.9	129.3

Brink’s Home Security:
Revenues	$124.3	111.6	358.4	326.0
Operating profit:
Recurring services	$49.1	45.1	152.4	134.5
Investment in new subscribers	(23.6)	(21.7)	(67.9)	(63.2)
Operating profit	$25.5	23.4	84.5	71.3

Monthly recurring revenues (a)			$36.3	31.8
Annualized disconnect rate	6.9%	7.1%	7.0%	6.5%

Number of subscribers (in thousands):
Beginning of period	1,175.1	1,072.6	1,124.9	1,018.8
Installations	45.7	45.0	136.7	131.3
Disconnects	(20.6)	(19.3)	(61.4)	(51.8)
End of period	1,200.2	1,098.3	1,200.2	1,098.3
Average number of subscribers	1,187.7	1,085.1	1,163.8	1,059.3
(a) see “Non-GAAP Reconciliations” below.

THE BRINK’S COMPANY
and subsidiaries

Supplemental Financial Information (continued)
(Unaudited)

COSTS OF FORMER OPERATIONS INCLUDED IN CONTINUING OPERATIONS

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In millions)	2007	2006	2007	2006
Company-sponsored postretirement benefits other
than pensions	$0.9	2.9	3.3	10.2
Black lung	1.2	0.9	3.2	2.8
Pension	0.6	1.1	1.1	2.8
Administrative, legal and other expenses, net	1.2	1.4	3.4	4.4
Gains on sale of property and equipment and other income	(0.2)	(0.2)	(0.4)	(1.0)
Costs of former operations	$3.7	6.1	10.6	19.2

INCOME FROM DISCONTINUED OPERATIONS

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In millions)	2007	2006	2007	2006
Brink’s United Kingdom domestic cash handling operations:
Gain on sale	$0.7	-	0.7	-
Results of operations	(3.1)	(2.6)	(13.9)	(8.0)
BAX Global:
Gain on sale	-	(0.6)	-	587.7
Results of operations - January 2006	-	-	-	7.0
Adjustments to contingent liabilities of former operations	(1.7)	1.0	0.3	10.6
Income (loss) from discontinued operations before income taxes	(4.1)	(2.2)	(12.9)	597.3
Provision (benefit) for income taxes	-	(3.0)	(1.6)	210.2
Income (loss) from discontinued operations	$(4.1)	0.8	(11.3)	387.1

THE BRINK’S COMPANY
and subsidiaries

Supplemental Financial Information (continued)
(Unaudited)

SELECTED CASH FLOW INFORMATION

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In millions)	2007	2006	2007	2006

Depreciation and amortization:
Brink’s	$28.7	23.2	79.4	68.8
Brink’s Home Security	19.8	17.3	57.4	49.7
Corporate	0.1	0.4	0.4	0.5
Depreciation and amortization	$48.6	40.9	137.2	119.0

Capital expenditures:
Brink’s	$35.9	34.1	93.2	79.8
Brink’s Home Security:
Security systems	42.2	38.6	124.9	112.4
Other	5.1	2.4	10.3	10.9
Corporate	0.1	0.1	0.2	0.3
Capital expenditures	$83.3	75.2	228.6	203.4

Other Brink’s Home Security cash flow information:
Impairment charges from subscriber disconnects	$13.6	12.6	37.9	35.7
Amortization of deferred revenue	(8.9)	(8.1)	(25.6)	(23.6)
Deferral of subscriber acquisition costs (current year payments)	(5.9)	(6.2)	(18.0)	(18.5)
Deferral of revenue from new subscribers (current year receipts)	11.6	11.5	35.8	33.5

THE BRINK’S COMPANY
and subsidiaries

NON-GAAP RECONCILIATIONS
(Unaudited)

Monthly Recurring Revenues

A reconciliation of monthly recurring revenues to reported Brink’s Home Security revenues follows:

	Nine Months
	Ended September 30,
(In millions)	2007	2006
September:
Monthly recurring revenues (“MRR”) (a)	$36.3	31.8
Amounts excluded from MRR:
Amortization of deferred revenue	2.8	2.6
Other revenues (b)	2.6	2.7
Revenues on a GAAP basis	$41.7	37.1

Revenues (GAAP basis):
September	$41.7	37.1
January – August	316.7	288.9
January – September	$358.4	326.0

(a)
MRR is calculated based on the number of subscribers at period end multiplied by the average fee per subscriber received in the last month of the period for contracted monitoring and maintenance services.

(b)	Revenues that are not pursuant to monthly contractual billings.

The company uses MRR as one factor in the evaluation of BHS’ performance and believes the presentation of MRR is useful to investors because the measure is widely used in the industry to assess the amount of recurring revenues from subscriber fees that a monitored security business produces.  This supplemental non-GAAP information should be reviewed in conjunction with the company’s consolidated statements of operations.

Net Debt reconciled to GAAP measures

	September 30,	December 31,
(In millions)	2007	2006
Short-term debt	$10.6	33.4
Long-term debt	124.7	136.8
Debt	135.3	170.2
Less cash and cash equivalents	(175.4)	(137.2)
Net Debt (Cash)	$(40.1)	33.0

Net Debt is utilized by management as a measure of the company’s financial leverage and the company believes that investors also may find Net Debt to be helpful in evaluating the financial leverage of the company.  This supplemental non-GAAP information should be reviewed in conjunction with the company’s consolidated balance sheets in the company’s report on 10-Q for the period ending September 30, 2007.

THE BRINK’S COMPANY
and subsidiaries

NON-GAAP RECONCILIATIONS (continued)
(Unaudited)

Brink’s, Incorporated Organic Revenue Growth

	Three Months	% change	Nine Months	% change
(In millions)	Ended September 30,	from prior period	Ended September 30,	from prior period
2005 revenues	$539.9	11	1,564.9	12
Effects on revenue of
Organic Revenue Growth	37.8	7	121.5	8
Acquisitions and dispositions, net	6.0	1	31.5	2
Changes in currency exchange rates	14.2	3	4.3	-
2006 revenues	597.9	11	1,722.2	10
Effects on revenue of
Organic Revenue Growth	54.0	9	150.2	9
Acquisitions and dispositions, net	5.4	1	18.2	1
Changes in currency exchange rates	35.4	6	87.2	5

2007 revenues	$692.7	16	1,977.8	15

The supplemental Brink’s, Incorporated Organic Revenue Growth information presented above is non-GAAP financial information that management uses to evaluate results of existing operations without the effects of acquisitions, dispositions and currency exchange rates.  The company believes that this information may be helpful to investors in understanding the performance of the company’s operations.  The limitation of this measure is that the effects of acquisitions, dispositions and changes in values of foreign currencies cannot be completely separated from changes in prices (which include the effects of inflation) and volume of a unit’s base business.  This supplemental non-GAAP information does not affect net income or any other reported amounts.  This supplemental non-GAAP information should be viewed in conjunction with the company’s consolidated statements of operations.

Reclassification of Statement of Operations and other financial information

The following tables reflect the company’s financial information for 2006 and 2007 after reclassifying amounts related to the discontinued UK operations.

THE BRINK’S COMPANY
and subsidiaries

Condensed Consolidated Statements of Operations (a)
 (Unaudited)

2006 Periods
	Three Months Ended
(In millions, except per share amounts)	March 31	June 30	September 30	December 31	Full Year
Revenues	$653.1	685.6	709.5	745.1	2,793.3

Expenses:
Operating expenses	503.7	532.6	537.5	557.5	2,131.3
Selling, general and administrative expenses	104.4	110.2	119.5	124.3	458.4
Total expenses	608.1	642.8	657.0	681.8	2,589.7
Other operating income, net	1.8	1.3	1.9	0.9	5.9

Operating profit	46.8	44.1	54.4	64.2	209.5

Interest expense	(4.0)	(2.2)	(3.7)	(2.2)	(12.1)
Interest and other income, net	5.3	4.7	4.0	2.9	16.9
Income from continuing operations before
income taxes and minority interest	48.1	46.6	54.7	64.9	214.3
Provision for income taxes	18.7	21.1	24.9	18.2	82.9
Minority interest	3.9	3.2	4.1	7.1	18.3

Income from continuing operations	25.5	22.3	25.7	39.6	113.1

Income (loss) from discontinued operations, net of tax	377.9	8.4	0.8	87.0	474.1

Net income	$403.4	30.7	26.5	126.6	587.2

Basic earnings per common share:
Continuing operations	$0.44	0.45	0.55	0.86	2.26
Discontinued operations	6.55	0.17	0.02	1.88	9.49
Net income	6.99	0.62	0.57	2.74	11.75

Diluted earnings per common share:
Continuing operations	$0.44	0.45	0.54	0.85	2.24
Discontinued operations	6.48	0.17	0.02	1.86	9.39
Net income	6.92	0.62	0.56	2.71	11.64

Weighted-average common shares outstanding:
Basic	57.7	49.3	46.7	46.2	50.0
Diluted	58.3	49.8	47.2	46.7	50.5

(a)              Reflects reclassification of the UK discontinued operations.

THE BRINK’S COMPANY
and subsidiaries
(Unaudited)

Supplemental Financial Information (a)

2006 Periods

	Three Months Ended
(In millions, except per share amounts)	March 31	June 30	September 30	December 31	Full Year
Segment Information

Revenues:
Brink’s	$548.4	575.9	597.9	632.1	2,354.3
Brink’s Home Security	104.7	109.7	111.6	113.0	439.0
Revenues	$653.1	685.6	709.5	745.1	2,793.3

Operating profit:
Brink’s	$42.3	36.0	51.0	54.8	184.1
Brink’s Home Security	23.4	24.5	23.4	29.0	100.3
Business Segments	65.7	60.5	74.4	83.8	284.4
Corporate	(12.0)	(10.2)	(13.9)	(12.3)	(48.4)
Former operations	(6.9)	(6.2)	(6.1)	(7.3)	(26.5)
Operating profit	$46.8	44.1	54.4	64.2	209.5

	Three Months Ended
(In millions, except per share amounts)	March 31	June 30	September 30	December 31	Full Year
Brink’s:
Revenues:
North America	$201.3	205.5	207.9	215.3	830.0
International	347.1	370.4	390.0	416.8	1,524.3
Revenues	$548.4	575.9	597.9	632.1	2,354.3

Operating profit:
North America	$18.4	16.6	17.1	17.8	69.9
International	23.9	19.4	33.9	37.0	114.2
Operating profit	$42.3	36.0	51.0	54.8	184.1

(a)         Reflects reclassification of the UK discontinued operations.

THE BRINK’S COMPANY
and subsidiaries

Supplemental Financial Information (continued)
(Unaudited)

INCOME FROM DISCONTINUED OPERATIONS

2006 Periods

	Three Months Ended
(In millions)	March 31	June 30	September 30	December 31	Full Year
Results of United Kingdom ground operations	$(2.9)	(2.5)	(2.6)	(2.0)	(10.0)
BAX Global:
Gain on sale (a)	584.6	3.7	(0.6)	(1.0)	586.7
Results of operations (a)	7.0	-	-	-	7.0
Adjustments to contingent liabilities
of former operations:
Health Benefit Act liabilities (b)	(1.1)	-	-	149.4	148.3
Withdrawal liabilities (c)	-	9.9	-	-	9.9
Reclamation liabilities	0.1	0.2	0.2	0.1	0.6
Other	(0.2)	0.7	0.8	(2.5)	(1.2)
Income from discontinued operations
before income taxes	587.5	12.0	(2.2)	144.0	741.3
Benefit (provision) for income taxes	(209.6)	(3.6)	3.0	(57.0)	(267.2)
Income from discontinued operations	$377.9	8.4	0.8	87.0	474.1

(a)
The results of BAX Global’s operations are included in the company’s income from discontinued operations through January 31, 2006, the date of the sale.  BAX Global’s results excludes depreciation charges of $3.3 million in the one month ended January 31, 2006, and $4.9 million in the fourth quarter of 2005 in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

(b)	The “Tax Relief and Health Care Act of 2006” was enacted in the fourth quarter of 2006, resulting in a significant reduction in estimated future premiums owed to the UMWA Combined Benefit Fund.
(c)
In the second quarter of 2006, the company settled its withdrawal liabilities related to its participation in two coal industry multi-employer pension plans and made final payments of $20.4 million to the plans in July 2006.

THE BRINK’S COMPANY
and subsidiaries

Condensed Consolidated Statements of Operations (a)
 (Unaudited)

2007 Periods
	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	March 31	June 30	June 30
Revenues	$740.5	778.7	1,519.2

Expenses:
Operating expenses	564.7	602.4	1,167.1
Selling, general and administrative expenses	112.4	120.6	233.0
Total expenses	677.1	723.0	1,400.1
Other operating income, net	0.9	3.5	4.4

Operating profit	64.3	59.2	123.5

Interest expense	(2.5)	(3.0)	(5.5)
Interest and other income, net	1.6	2.1	3.7
Income from continuing operations before
income taxes and minority interest	63.4	58.3	121.7
Provision for income taxes	25.3	21.4	46.7
Minority interest	7.0	3.8	10.8

Income from continuing operations	31.1	33.1	64.2

Loss from discontinued operations, net of
income taxes	(2.4)	(4.8)	(7.2)
Net income	$28.7	28.3	57.0

Basic earnings per common share:
Continuing operations	$0.67	0.71	1.38
Discontinued operations	(0.05)	(0.10)	(0.16)
Net income	0.62	0.61	1.23

Diluted earnings per common share:
Continuing operations	$0.66	0.70	1.37
Discontinued operations	(0.05)	(0.10)	(0.15)
Net income	0.61	0.60	1.21

Weighted-average common shares outstanding:
Basic	46.3	46.5	46.4
Diluted	46.9	47.1	47.0

(a)         Reflects reclassification of the UK discontinued operations.

THE BRINK’S COMPANY
and subsidiaries
(Unaudited)

Supplemental Financial Information (a)

2007 Periods

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	March 31	June 30	June 30
Segment Information

Revenues:
Brink’s	$625.8	659.3	1,285.1
Brink’s Home Security	114.7	119.4	234.1
Revenues	$740.5	778.7	1,519.2

Operating profit:
Brink’s	$51.0	42.9	93.9
Brink’s Home Security	28.2	30.8	59.0
Business Segments	79.2	73.7	152.9
Corporate	(11.6)	(10.9)	(22.5)
Former operations	(3.3)	(3.6)	(6.9)
Operating profit	$64.3	59.2	123.5

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	March 31	June 30	June 30
Brink’s:
Revenues:
North America	$211.2	219.1	430.3
International	414.6	440.2	854.8
Revenues	$625.8	659.3	1,285.1

Operating profit:
North America	$18.3	14.7	33.0
International	32.7	28.2	60.9
Operating profit	$51.0	42.9	93.9

(a)         Reflects reclassification of the UK discontinued operations.

THE BRINK’S COMPANY
and subsidiaries

Supplemental Financial Information (continued)
(Unaudited)

INCOME FROM DISCONTINUED OPERATIONS

2007 Periods

	Three Months Ended		Six Months Ended
(In millions)	March 31	June 30	June 30
Results of United Kingdom ground operations	$(2.5)	(8.3)	(10.8)
Adjustments to contingent liabilities
of former operations	0.4	1.6	2.0
Loss from discontinued operations
before income taxes	(2.1)	(6.7)	(8.8)
Provision (benefit) for income taxes	(0.3)	1.9	1.6
Loss from discontinued operations	$(2.4)	(4.8)	(7.2)

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